Exhibit (a)(4)

                         FORM OF ARTICLES SUPPLEMENTARY

                      PILGRIM FINANCIAL SERVICES FUND, INC.


     Pilgrim Financial Services Fund, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is authorized to issue one hundred million (100,000,000) shares of Common Stock, one tenth of one cent ($0.001) par value per share, with an aggregate par value of one hundred thousand dollars ($100,000), which have been previously classified as follows: sixty million (60,000,000) shares designated "Pilgrim Financial Services Fund Class A Common Stock" series, and forty million (40,000,000) shares designated "Pilgrim Financial Services Fund Class B Common Stock" series. All of the shares of Common Stock of each series are designated as one class of shares. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

     SECOND: The Board of Directors hereby reclassifies and redesignates twenty-five million (25,000,000) shares of Pilgrim Financial Services Fund Class A Common Stock as follows: five million (5,000,000) Pilgrim Financial Services Fund Class A Common Stock as authorized but unissued Pilgrim Financial Services Fund Class B Common Stock; and twenty million (20,000,000) Pilgrim Financial Services Fund Class A Common Stock as authorized but unissued Pilgrim Financial Services Fund Class C Common Stock. The Board of Directors hereby reclassifies and redesignates twenty million (20,000,000) shares of Pilgrim Financial Services Fund Class B Common Stock as authorized but unissued Pilgrim Financial Services Fund Class Q Common Stock.

     THIRD: The shares of Pilgrim Financial Services Fund Class B Common Stock, Pilgrim Financial Services Fund Class C Common Stock, and Pilgrim Financial Services Fund Class Q Common Stock of the Corporation classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in Articles FOURTH and SIXTH of the charter of the Corporation and those set forth as follows:

     (a) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement of the Corporation, current as of the time such shares are issued, shares of Pilgrim Financial Services Fund Class B Common Stock, Pilgrim Financial Services Fund Class C Common Stock, and Pilgrim Financial Services Fund Class Q Common Stock of the Corporation may be automatically converted into shares of another class of capital stock of the Corporation based on the relative net asset value of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of

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Directors, the officers of the Corporation) and reflected in such current registration statement relating to the Corporation as aforesaid.

     FOURTH: The Board of Directors of the Corporation has classified and designated the shares described above pursuant to authority contained in the Corporation's charter.

     The undersigned Senior Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

     IN WITNESS WHEREOF, Pilgrim Financial Services Fund, Inc. has caused these Articles Supplementary to be signed and filed in its name and on its behalf by its Senior Vice President, and witnessed by its Secretary on ________________.


                                     Pilgrim Financial Services Fund, Inc.


                                     By:
                                         ---------------------------------------
                                         Michael J. Roland
                                         Senior Vice President

ATTEST:

----------------------------
Kimberly A. Anderson
Vice President & Secretary

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